Exhibit 4.1

Execution Version

INDENTURE

Dated as of September 11, 2025

Among

MILLROSE PROPERTIES, INC.,

THE SUBSIDIARY GUARANTORS PARTY HERETO

and

CITIBANK, N.A.,

as Trustee

6.250% SENIOR NOTES DUE 2032

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-ii-

Appendix A	Provisions Relating to Initial Notes and Additional Notes
Exhibit A	Form of Note
Exhibit B	Form of Supplemental Indenture to Be Delivered by Future Guarantors

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INDENTURE, dated as September 11, 2025, among Millrose Properties, Inc., a Maryland corporation (the “Issuer”), the Subsidiary Guarantors (as defined herein) party hereto and Citibank, N.A., as the trustee (“Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation and issue of $750,000,000 aggregate principal amount of 6.250% Senior Notes due 2032 (the “Initial Notes”); and

WHEREAS, the Issuer and each of the Subsidiary Guarantors party hereto have duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Issuer, the Subsidiary Guarantors party hereto and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“6.375% Senior Notes” means the Issuer’s 6.375% Senior Notes due 2030 issued pursuant to that certain Indenture, dated as of August 7, 2025, among the Issuer, the subsidiary guarantors party thereto and Citibank, N.A., as trustee, as amended or supplemented from time to time.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01, as part of the same series as the Initial Notes whether or not they bear the same CUSIP number.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Custodian, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price (such redemption price being set forth in the table appearing in Section 3.07(d)) of such Note at September 15, 2028, plus (ii) all required interest payments due on such Note (excluding accrued but unpaid interest to the Redemption Date) to, but excluding, September 15, 2028, computed using a discount rate equal to the Treasury Rate with respect to such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of percentage rent, maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges) during the remaining portion of the base term of the lease included in any such Sale and Leaseback Transaction; provided, however, that, if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Attributable Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is defined in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the board of managers, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base Assets” means, collectively, (1) cash and Cash Equivalents, (2) single-family lots (whether or not under contract), (3) land under development, (4) land held for future development, (5) commercial lots (whether or not under contract), (6) clubhouse lots (whether or not under contract) and (7) Mortgage Loans Made.

“Borrowing Base Entity” means any Restricted Subsidiary of the Issuer substantially all of the assets of which consist of (1) Borrowing Base Assets, (2) Capital Stock of a Borrowing Base Entity, (3) Indebtedness owed by a Borrowing Base Entity to such Restricted Subsidiary, or (4) a combination of the foregoing.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding Business Day.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) U.S. dollars or any other currencies held from time to time in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) demand deposits, certificates of deposit, time deposits and Eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case with any U.S. commercial bank having capital of not less than $250.0 million or deposit ratings of A- by S&P or A3 by Moody’s;

(4) repurchase obligations for underlying securities of the types described in clause (2) or (3) above or clause (7) below entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper and variable or fixed rate notes of an issuer rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons (other than Affiliates of the Issuer) with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(6) (x) marketable short-term money market and similar funds either having (A) assets in excess of $250.0 million or (B) a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) and (y) other “money market funds” that comply with the criteria set forth in Rule 2a-7 of the Investment Company Act of 1940, as amended;

(7) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) with maturities of 24 months or less from the date of acquisition;

(8) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) with maturities of 24 months or less from the date of acquisition;

(9) securities with maturities of two years or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (3) of this definition;

(10) debt instruments of a U.S. issuer (other than the Issuer or any of its Affiliates) maturing no more than one year after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from S&P or Moody’s;

(11) debt instruments of a U.S. issuer (other than the Issuer or any of its Affiliates) maturing no more than two years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from any two of S&P, Moody’s and Fitch Ratings Inc. (or, if at any time one or more of Moody’s, S&P or Fitch Ratings Inc. shall not be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer); and

(12) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (11) above.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries, taken as a whole (other than any such sale, lease or other transfer pursuant to the Master Program Agreement or any sale, lease or other transfer (in one transaction or a series of transactions) pursuant to similar agreements), to any “person” (as that term is used in Section 13(d) of the Exchange Act); provided that a transaction where the holders of all classes of Voting Stock of the Issuer immediately prior to such transaction own, directly or indirectly, Voting Stock representing more than 50% of the voting power of all the Voting Stock of such Person immediately after such transaction shall not be a Change of Control pursuant to this clause (1);

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(3) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) becomes the Beneficial Owner of Voting Stock of the Issuer representing more than 50% of the voting power of the Voting Stock of the Issuer, whether as a result of issuance of securities of the Issuer, any merger, consolidation, amalgamation, liquidation or dissolution of the Issuer or any direct or indirect transfer of securities.

Notwithstanding the foregoing: (A) the direct or indirect sale, transfer, conveyance or other disposition of assets between or among the Restricted Subsidiaries and the Issuer shall not itself constitute a Change of Control; (B) the term “Change of Control” shall not include a merger, amalgamation or consolidation of the Issuer with, or the sale, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another state of the United States and/or for the sole purpose of forming, collapsing or dissolving a holding company structure; and (C) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Tangible Assets” of the Issuer means, with respect to any determination date, (a) the total amount of assets of the Issuer and the Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the most recent fiscal quarter for which internal financial statements are available, as determined in accordance with GAAP, less (b) to the extent otherwise included (without duplication), (i) minority or non-controlling interests in consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary and (ii) Intangible Assets, in each case as reflected on the consolidated balance sheet of the Issuer and the Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available; provided that Consolidated Tangible Assets shall be calculated on a pro forma basis to reflect any transaction pursuant to which any Person becomes or ceases to be a Restricted Subsidiary (including the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or vice versa) or is merged or amalgamated with or into the Issuer or one of the Restricted Subsidiaries or another Person or pursuant to which any Person’s assets are acquired or disposed of after the end of the fiscal quarter for which Consolidated Tangible Assets was calculated (including any such transactions occurring on the date of determination), as if such transaction occurred on the last day of such fiscal quarter. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer.

“Convertible Indebtedness” means Indebtedness of the Issuer (which may be Guaranteed by the Subsidiary Guarantors) permitted to be incurred under the terms of this Indenture that is either (a) convertible into Common Stock of the Issuer (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Common Stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for Common Stock of the Issuer and/or cash (in an amount determined by reference to the price of such Common Stock).

“Corporate Trust Office” means with respect to the Trustee or any Agent, the office of the Trustee or such Agent at which the corporate trust business of the Trustee or such Agent is administered, which at the date of this Indenture is located, (i) for purposes of transfers, exchanges or surrender of the Notes or for presentment of Notes for final payment thereon, at Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Email: citi.cspag.debt@citi.com, Attention: Agency & Trust – Millrose Properties, Inc., Email: citi.cspag.debt@citi.com and (ii) for all other purposes, at Citibank, N.A., 388 Greenwich Street, New York, New York 100013, Attention: Agency & Trust – Millrose Properties, Inc., Email: citi.cspag.debt@citi.com, or such other address as the Trustee or such Agent shall designate.

“Credit Facilities” means one or more debt facilities, commercial paper facilities or debt securities or other forms of debt financing, in each case, with banks, institutional investors or other lenders or credit providers or a trustee providing for revolving credit loans, term loans, project loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuances of debt securities, including any related notes, guarantees, collateral documents, instruments, indentures, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced or refinanced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.

“Custodian” means, with respect to the Notes in global form, Citibank, N.A., as custodian or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, a Person specified in Section 2.03 as the Depositary with respect to the Notes and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 90 days after the date on which the Notes mature. Notwithstanding the preceding sentence, (x) any Equity Interests that would constitute Disqualified Stock solely because the holders of the Equity Interests have the right to require the Person that issued such Equity Interests to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock and (y) any Equity Interests issued to any plan for the benefit of employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Person that issued such Equity Interests in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be the maximum amount that the Issuer and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Convertible Indebtedness and any other debt security that is convertible into, or exchangeable for, Capital Stock and, for the avoidance of doubt, phantom stock or deferred stock units issued as compensation).

“Equity Offering” means a public or private offering after the Issue Date of Capital Stock (other than Disqualified Stock) of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors or Senior Management of the Issuer (unless otherwise provided in this Indenture).

“Founder’s Rights Agreement” means (i) that certain Founder’s Rights Agreement, dated as of February 7, 2025, by and between the Issuer and U.S. Home and (ii) any agreement similar thereto relating to the business activities of the Issuer or any Restricted Subsidiary in respect of a Permitted Business, in each case as such agreement may be amended, restated, replaced, or otherwise modified from time to time in a manner not prohibited by this Indenture.

“GAAP” means generally accepted accounting principles in the United States, in effect on the Issue Date; provided that (i) in no event shall any lease be deemed a capital lease for purposes of this Indenture if such lease would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Accounting Standards Codification Topic 842, Leases and (ii) all lease liabilities and right of use assets in each case related to operating leases shall be excluded from all calculations made under this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); provided that the term “Guarantee” shall not include (i) Liens permitted by clause (n) of the definition of “Permitted Liens” or (ii) Permitted Recourse. “Guarantor” shall have a correlative meaning.

“Guarantor Obligation Debt” means (i) the Revolving Credit Agreement, (ii) the 6.375% Senior Notes or (iii) any other Credit Facilities or capital markets debt under this clause (iii) in an aggregate principal amount of $100.0 million or greater, other than (v) Indebtedness owed to the Issuer or a Subsidiary of the Issuer, (w) Permitted Purchase Money Indebtedness, (x) Nonrecourse Indebtedness (including any Permitted Recourse), (y) Acquired Debt (other than Acquired Debt issued in connection with, or in contemplation of, any other Person merging, consolidating or amalgamating with or into, being acquired or becoming a Restricted Subsidiary of, the Issuer or transferring assets to the Issuer) and (z) guarantees of such Acquired Debt or any other Indebtedness of the Issuer or any Restricted Subsidiary to the extent a guarantee is required as a result of the assumption by either the Issuer or any Restricted Subsidiary of such Acquired Debt pursuant to the terms of such Acquired Debt.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“incur” (and derivatives thereof) means to create, incur, assume, issue, Guarantee, extend the maturity of, or otherwise become liable with respect to any Indebtedness; provided that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Person at the time it becomes a Restricted Subsidiary. The term “incurrence” when used as a noun shall have a correlative meaning.

In addition, the Issuer may, at its option, elect to treat all or any portion of the Indebtedness that may be incurred under any commitment relating to the provision of Indebtedness (including with respect to any revolving loan commitment) as being incurred at the time of such commitment, in which case the subsequent incurrence of Indebtedness under such commitment shall be deemed not to be an incurrence at such subsequent time for purposes of this Indenture.

“Indebtedness” of any Person at any date means, without duplication,

(i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP);

(iii) all fixed (and non-contingent) obligations of such Person in respect of letters of credit or other similar instruments or reimbursement obligations with respect thereto (other than standby letters of credit or similar instruments issued in connection with trade payables and for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by or for the benefit of, such Person, in each case in the ordinary course of business);

(iv) all net obligations of such Person with respect to Hedging Obligations (other than those that fix or cap the interest rate on variable rate Indebtedness or that fix the exchange rate in connection with Indebtedness denominated in a foreign currency);

(v) all Capital Lease Obligations of such Person;

(vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, to the extent of the Fair Market Value of such asset (other than (i) a Lien permitted by clause (n) of the definition of “Permitted Lien” so long as the Indebtedness secured by such Lien is not otherwise recourse to the Issuer or any Restricted Subsidiary other than the applicable joint venture or Unrestricted Subsidiary and (ii) Permitted Recourse);

(vii) all Indebtedness of others Guaranteed by, or otherwise the liability of, such Person to the extent of such Guarantee or liability (other than Permitted Recourse); and

(viii) all Disqualified Stock issued by such Person and all preferred stock issued by Restricted Subsidiaries of such Person (the amount of Indebtedness represented by any Disqualified Stock or preferred stock shall equal the greatest of the voluntary or involuntary liquidation preference, or maximum mandatory redemption price, in each case plus accrued and unpaid dividends);

provided, that Indebtedness shall not include Increased Amounts, post-closing payment adjustments, earn-out or similar obligations, accrued expenses, accounts payable, trade payables, liabilities related to inventory not owned, customer deposits or deferred income taxes arising in the ordinary course of business, and completion guarantees entered into in the ordinary course of business.

The amount of Indebtedness of any Person at any date shall be:

(a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b) the outstanding balance at such date of all unconditional obligations as described above;

(c) the maximum liability of such Person for any contingent obligations under clause (vii) of this definition;

(d) the principal amount of the Indebtedness, in the case of any other Indebtedness;

(e) in the case of clause (iv) of this definition, the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time;

(f) in the case of clause (vi) of this definition (if the Indebtedness referred to therein is not assumed by such Person), the lesser of the (1) Fair Market Value of all assets subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (2) amount of the Indebtedness secured; and

(g) calculated without giving effect to any increase or decrease as a result of any embedded derivative created by the terms of such Indebtedness or any mark-to-market changes under GAAP.

“Indenture” means this Indenture dated as of September 11, 2025, among the Issuer, the Subsidiary Guarantor and Citibank, N.A., as the Trustee, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Citizens JMP Securities, LLC and Mizuho Securities USA LLC.

“Intangible Assets” of the Issuer means the amount (to the extent reflected in determining consolidated stockholders’ equity) of:

(1) all write-ups (other than write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by the Issuer or any Restricted Subsidiary; and

(2) all goodwill, trade names, trademarks, patents, service marks, copyrights and all other like intangibles;

provided, that intangible assets resulting from the application of Statement of Financial Accounting Standards No. 141 to the leased portions of acquired real estate assets shall not be considered Intangible Assets for purposes of this definition.

“interest” with respect to the Notes means interest with respect thereto.

“Interest Payment Date” means March 15 and September 15 of each year until the stated maturity of the Notes, commencing, with respect to the Initial Notes, on March 15, 2026; provided, that if any such day is not a Business Day, then such Interest Payment Date shall be the next succeeding Business Day.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent), in the case of Moody’s, and BBB- (or the equivalent), in the case of S&P, or an equivalent rating in the case of any other Rating Agency.

“Issue Date” means September 11, 2025.

“Issuer” has the meaning set forth in the recitals hereto or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Master Construction Agreement” means (i) that certain Master Construction Agreement, dated as of February 7, 2025, by and among the Issuer, Millrose Holdings and U.S. Home and (ii) any agreement similar thereto relating to the business activities of the Issuer or any Restricted Subsidiary in respect of a Permitted Business, in each case as such agreement may be amended, restated, replaced, or otherwise modified from time to time in a manner not prohibited by this Indenture.

“Master Option Agreement” means (i) that certain Master Option Agreement, dated as of February 7, 2025, by and among the Issuer, Millrose Holdings and U.S. Home and (ii) any agreement similar thereto relating to the business activities of the Issuer or any Restricted Subsidiary in respect of a Permitted Business, in each case as such agreement may be amended, restated, replaced, or otherwise modified from time to time in a manner not prohibited by this Indenture.

“Master Program Agreement” means (i) that certain Master Program Agreement, dated as of February 7, 2025, by and among the Issuer, Millrose Holdings and U.S. Home and (ii) any agreement similar thereto relating to the business activities of the Issuer or any Restricted Subsidiary in respect of a Permitted Business, in each case as such agreement may be amended, restated, replaced, or otherwise modified from time to time in a manner not prohibited by this Indenture.

“Millrose Holdings” means Millrose Properties Holdings, LLC, a Delaware limited liability company.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Mortgage Loan Made” means a senior mortgage loan made by the Issuer or any Restricted Subsidiary to a Person engaged in a Permitted Business that is secured by a mortgage in favor of the Issuer or any Restricted Subsidiary on land held for future development or land under development owned by such Person.

“Non-Guarantor” means any Subsidiary that is not a Subsidiary Guarantor.

“Nonrecourse Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary for which (i) (a) with respect to Indebtedness related to the acquisition of Property, the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific Property securing such Indebtedness (including Accessions and Proceeds thereof) or to the assets or Equity Interests of an SPE directly or indirectly holding such Property, (b) with respect to Indebtedness related to constructing improvements on Property, the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific Property and/or the improvements being financed or securing such Indebtedness (including Accessions and Proceeds thereof), or to the assets or Equity Interests of an SPE directly or indirectly holding such Property and/or improvements, and (c) with respect to any amendment, modification, extension or refinancing of any Indebtedness referred to in clause (a) or (b) above, the sole recourse is to the Property referred to in such clause (or to the assets or Equity Interests of an SPE directly or indirectly holding such Property and/or improvements) and no other Property and (ii) except for the Property and interests described in the preceding clause (i), no other assets of the Issuer or any Restricted Subsidiary may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness that is otherwise Nonrecourse Indebtedness will not lose its character as Nonrecourse Indebtedness because there is recourse to the Issuer, any Restricted Subsidiary or any other Person for or under (a) environmental or tax warranties and indemnities and such other representations, warranties, covenants and indemnities as are customarily required in such transactions, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower or its affiliates from secured assets to be paid to the lender under such Nonrecourse Indebtedness, waste and mechanics’ Liens, (c) customary “bad boy guarantees,” carry guarantees, performance guarantees and completion guarantees or (d) a pledge of the Equity Interests of an SPE directly or indirectly holding such Property (the types of recourse described in clauses (a)-(d) of this sentence, “Permitted Recourse”) or (e) a guarantee of, or other liability with respect to, Nonrecourse Indebtedness that is not Permitted Recourse if such Nonrecourse Indebtedness is included within the calculation set forth in Section 4.13(b) to the extent of such guarantee or other liability under this clause (e) that is not Permitted Recourse.

“Note Guarantee” means the Guarantee by each Subsidiary Guarantor of the Issuer’s obligations under this Indenture and the Notes pursuant to the provisions of this Indenture.

“Notes” means the Initial Notes and any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Circular” means the final offering circular, dated September 8, 2025, relating to the offer and sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer or, in the event that the Issuer is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Issuer. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer or a Subsidiary Guarantor, as the case may be.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The legal counsel may be an employee of, or counsel to, the Issuer.

“Permitted Business” means any line of business in which the Issuer or any of its Restricted Subsidiaries is engaged on the Issue Date or that is reasonably related, ancillary, incidental, synergistic, or complementary thereto or a reasonable extension, development, or expansion of any of the foregoing.

“Permitted Liens” means:

(a) Liens in favor of the Issuer or the Restricted Subsidiaries;

(b) Liens (including deposits and purchase price payments paid under purchase agreements) to secure the performance of public or statutory obligations, progress payments, purchase agreements, surety or appeal bonds, performance bonds, completion bonds, completion guarantees or other obligations of a like nature incurred in the ordinary course of business;

(c) Liens securing Permitted Purchase Money Indebtedness (limited to the assets described in clause (2) of the definition of “Permitted Purchase Money Indebtedness”);

(d) Liens existing on the Issue Date, plus renewals and extensions of such Liens;

(e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(f) Liens imposed by law or ordinary course of business contracts, such as carriers’, warehousemen’s, landlord’s, materialmen’s, repairmen’s, construction contractors’, laborers’, employees’, suppliers’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(g) survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, support, sewers, gas, electric lines, telecommunication and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that do not materially interfere with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole, whether registered or unregistered;

(h) Liens to secure the Notes (or any Note Guarantees);

(i) Liens to secure any Indebtedness that refinances, refunds, replaces, amends, extends or modifies, as a whole or in part, any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture (other than pursuant to clause (bb) of this definition) (“Refinancing Indebtedness”); provided that:

(i) the new Lien shall be limited to all or part of the same property and assets that secured the original Indebtedness (and Accessions and Proceeds thereof), or, under the written agreements pursuant to which the original Lien arose, assets that could secure the original Indebtedness in compliance with this Indenture; and

(ii) the Refinancing Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, the committed amount, of the original Indebtedness (if the Issuer elected to have such commitment deemed to be incurred at the time of the commitment in accordance with the last paragraph of the definition of “incur” and such committed amount was secured by a Lien that was permitted to be incurred under this Indenture), plus accrued interest thereon and (y) an amount necessary to pay any fees, commissions, discounts and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(j) Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of tenders, statutory or regulatory obligations (including any warranty obligations), surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, utility services, progress payments, developer’s or others’ obligations to make on-site or off-site improvements and other similar obligations (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(k) leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;

(l) (i) Liens securing Hedging Obligations incurred for non-speculative purposes and (ii) Liens securing obligations under Treasury Management Agreements incurred in the ordinary course of business;

(m) Liens arising out of judgments, decrees, orders or awards in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(n) Liens on Equity Interests of a joint venture or Unrestricted Subsidiary that secure Indebtedness or other obligations of such joint venture or Unrestricted Subsidiary;

(o) rights of purchasers and borrowers with respect to security deposits, escrow funds and other amounts held by the Issuer or any Restricted Subsidiary;

(p) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(q) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(r) deposits made in the ordinary course of business to secure liability to insurance carriers;

(s) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(u) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies, and other customary Liens incurred in favor of any depository or other financial institutions in the ordinary course of business of the Issuer and its Subsidiaries (and not securing Indebtedness for borrowed money (other than, for the avoidance of doubt, customary overdraft protection)), in each case as to any deposit or other accounts or other funds or liquid assets maintained with such institution and related rights or assets, as applicable;

(v) pledges, deposits and other Liens existing under, or made or granted in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, including Liens securing return obligations in respect of earnest money deposits relating to lot sales in the ordinary course of business, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority) in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder or land developer;

(w) Liens deemed to exist by reason of (i) any encumbrance or restriction (including put and call arrangements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement or (ii) any encumbrance or restriction imposed under any contract for the sale by the Issuer or any Subsidiary of the Issuer of the Capital Stock of any Subsidiary of the Issuer, or any business unit or division of the Issuer or any Subsidiary of the Issuer permitted by this Indenture; provided that in each case such Liens shall extend only to the relevant Capital Stock;

(x) Liens securing obligations of the Issuer or any Restricted Subsidiary to any third party in connection with any option, repurchase right or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Issuer or any Restricted Subsidiary and joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting property (and Accessions and Proceeds thereof) of the Issuer or any Restricted Subsidiary and property belonging to such third parties, in each case entered into in the ordinary course of business; provided that such Liens do not at any time encumber any property, other than the property financed by such Indebtedness and Accessions and Proceeds thereof;

(y) Liens on (1) Borrowing Base Assets, (2) the Capital Stock of Borrowing Base Entities (including certificates representing such Capital Stock and all books and records related to such Capital Stock), and (3) Indebtedness owed by Borrowing Base Entities (including all instruments evidencing such Indebtedness, all collateral securing such Indebtedness and all supporting obligations in respect of such Indebtedness);

(z) Liens on property or assets of a Person, plus renewals and extensions of such Liens, existing at the time such Person is merged or amalgamated with or into, consolidated with or acquired by the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, amalgamated into, consolidated with or acquired by the Issuer or such Subsidiary, and other than pursuant to customary after-acquired property clauses;

(aa) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation, arrangement or consolidation with or into the Issuer or any Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(bb) (i) Liens securing Nonrecourse Indebtedness (limited to the assets described in clause (i) of the definition of “Nonrecourse Indebtedness”) and (ii) Liens securing Permitted Recourse;

(cc) Liens on cash collateral issued to assure payment of obligations under letters of credit securing obligations incurred in the ordinary course of business;

(dd) Liens for homeowners and similar association fees, assessments and other payments;

(ee) Liens securing payments required to be made by the Issuer or any Restricted Subsidiary with respect to community development district bonds or similar bonds issued by any governmental authority to accomplish similar purposes and Liens incurred in connection with pollution control, industrial revenue, water, sewage or other public improvement bonds or similar bonds in each case incurred in the ordinary course of business of the Issuer and the Restricted Subsidiaries;

(ff) Liens over a credit balance on a bank or deposit account or other funds maintained with a creditor depository institution arising under the general business conditions of the bank or financial institution at which the account is held, including under any credit card, purchasing card or similar program, but not securing Indebtedness;

(gg) Liens on inventory securing Indebtedness in favor of a seller of such inventory; provided that such Liens attach to such inventory substantially contemporaneously with the acquisition thereof;

(hh) leases or subleases granted to others not materially interfering with the ordinary business of the Issuer and its Subsidiaries taken as whole;

(ii) Liens constituting the pledge or deposit of cash or other property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Issuer and its Subsidiaries;

(jj) Liens in favor of trustees, agents and representatives of holders of Indebtedness arising under instruments governing Indebtedness permitted to be outstanding under this Indenture, provided that such Liens are solely for the benefit of the trustees, agents and representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(kk) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing, defeasing, redeeming, repaying or satisfying Indebtedness;

(ll) Liens on model homes;

(mm) Liens on cash and Cash Equivalents securing obligations arising under total return swaps, repurchase agreements and other similar transactions entered into by the Issuer or any Restricted Subsidiary with respect to debt securities owned by the Issuer or any Restricted Subsidiary; and

(nn) Liens created pursuant to Program Agreements.

“Permitted Purchase Money Indebtedness” means Indebtedness, including Capital Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified assets being financed and Accessions and Proceeds with respect thereto (provided that individual financings of assets provided by one lender may be cross collateralized to other financings of assets provided by such lender), and (3) such Indebtedness shall be incurred within 180 days before or after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“preferred stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Program Agreements” means (i) the Master Program Agreement, (ii) the Master Option Agreement, (iii) the Master Construction Agreement, (iv) the Founder’s Rights Agreement, and (v) any agreement similar to those referenced in subclauses (i) through (iv) relating to the business activities of the Issuer or any Restricted Subsidiary in respect of a Permitted Business, in each case as such agreement may be amended, restated, replaced, or otherwise modified from time to time in a manner not prohibited by this Indenture.

“Property” means any and all property, whether real, personal, tangible, intangible, or mixed, of the Issuer or a Restricted Subsidiary, or other assets owned, leased or operated by the Issuer or a Restricted Subsidiary.

“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P, or both, shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by an Officers’ Certificate setting forth a resolution of its Board of Directors) which shall be substituted for Moody’s or S&P, or both, as the case may be.

“Rating Decline” means the occurrence of a decrease in the rating of the Notes by one or more gradations (and after giving effect to such decrease, such rating is below an Investment Grade Rating) by either of the Rating Agencies (including gradations within the rating categories, as well as between categories), within 90 days before or after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of the Issuer to effect a Change of Control (which 90-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency).

“Record Date” for the interest payable on any applicable Interest Payment Date means March 1 or September 1 (whether or not a Business Day) preceding such Interest Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee or any Agent, any officer within the corporate trust department of the Trustee or such Agent, as the case may be, including any vice president, assistant vice president, trust officer or any other officer of the Trustee or Paying Agent, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Revolving Credit Agreement” means the Credit Agreement dated as of February 7, 2025, among the Issuer, the lenders party thereto, the issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, amended and restated, extended or otherwise modified from time to time).

“Sale and Leaseback Transaction” means a sale or transfer made by the Issuer or a Restricted Subsidiary (except a sale or transfer made to the Issuer or another Restricted Subsidiary) of any property whose book value equals or exceeds 5.0% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with a contemporaneous agreement that the Issuer or a Restricted Subsidiary will lease such property back from the purchaser.

“S&P” means S&P Global Ratings, or any successor to its debt rating business.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by any Lien of any kind upon the property or assets of the obligor under such Indebtedness, now owned or hereafter acquired.

“Securities Act” means the Securities Act of 1933.

“Senior Management” means the Executive Chairman of the Board, President, Chief Executive Officer, Executive Vice President, Chief Financial Officer, Principal Financial Officer, Chief Accounting Officer, Principal Accounting Officer or General Counsel of the Issuer.

“Significant Subsidiary” means any Restricted Subsidiary that would constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“SPE” means (i) an entity formed solely for the purpose of holding, acquiring, constructing, developing or improving assets whose acquisition, construction, development or improvement shall be financed by Nonrecourse Indebtedness and equity investments in such entity or (ii) an entity acquired by the Issuer or any Restricted Subsidiary whose outstanding Indebtedness is all Nonrecourse Indebtedness (including Permitted Recourse).

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, including pursuant to any mandatory redemption or sinking fund provision, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the sole managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Unless otherwise indicated in this Indenture, all references to Subsidiaries shall mean Subsidiaries of the Issuer.

“Subsidiary Guarantor” means any Restricted Subsidiary that executes this Indenture, and their respective successors and assigns, in each case, unless and until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Management Agreements” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, funds transfer, automated clearinghouse, zero balance accounts, cash pooling (including notional cash pooling), returned check, concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services, commercial credit cards, merchant card services, purchase or debit cards (including noncard e-payables services), and any other deposit or operating account relationships or other treasury, cash management or similar services, and in each case including any associated lines or extensions of credit and related customary guarantees, collateral and security arrangements and other credit support.

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently available Data Download Program designated “H.15” or any successor publication or program which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity that has become publicly available at least two Business Days prior to the Redemption Date or, in the case of a redemption to be effected in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture, the date of deposit (or, if such program is no longer published, any publicly available source of similar market data) most nearly equal to the period from the Redemption Date to September 15, 2028; provided that if the period from the Redemption Date to September 15, 2028 is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Citibank, N.A., as Trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means any Restricted Subsidiary that is designated after the Issue Date by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors in accordance with Section 4.17.

An Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary in accordance with Section 4.17 will cease to be an Unrestricted Subsidiary after such redesignation. As of the Issue Date, there are no Unrestricted Subsidiaries of the Issuer.

“U.S. Home” means U.S. Home, LLC, a Delaware limited liability company.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Accessions and Proceeds”	4.13(e)
“Agent Members”	2.1(c) of Appendix A
“Aggregate Payments”	10.01(i)
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Automatic Exchange”	2.3(e) of Appendix A
“Automatic Exchange Date”	2.3(e) of Appendix A
“Automatic Exchange Notice”	2.3(e) of Appendix A
“Automatic Exchange Notice Date”	2.3(e) of Appendix A
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Payment Date”	4.15(a)(2)

Term	Defined in Section
“Clearstream”	1.1(a) of Appendix A
“Code”	2.06
“Contributing Guarantors”	10.01(i)
“Covenant Defeasance”	8.03
“Definitive Notes Legend”	2.3(d)(i) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)
“Exempt Sale and Leaseback Transaction”	4.08(b)
“Fair Share”	10.01(i)
“Fair Share Contribution Amount”	10.01(i)
“Financial Reports”	4.03(a)
“Funding Guarantor”	10.01(i)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.3(d)(i) of Appendix A
“Increased Amount”	4.13(d)
“Initial Default”	6.04
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“OID Legend”	2.3(d)(i) of Appendix A
“Paying Agent”	2.03(a)
“Payment Default”	6.01(a)(5)
“Permitted Sale and Leaseback Transaction”	4.08(a)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Global Note”	2.3(e) of Appendix A
“Restricted Notes Legend”	2.3(d)(i) of Appendix A
“Reversion Date”	4.18(b)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Surviving Person”	5.01(a)(1)
“Suspended Covenant”	4.18(a)
“Suspended Provisions”	4.18(a)
“Suspension Date”	4.18(a)
“Suspension Event”	4.18(a)
“Suspension Event Notice”	4.18(a)
“Suspension Period”	4.18(b)
“Triggering Lien”	4.13(a)
“Triggering Secured Indebtedness”	4.13(a)
“Unrestricted Global Note”	1.1(a) of Appendix A
“U.S. person”	1.1(a) of Appendix A

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8) the words “including,” “includes” and other words of similar import shall be deemed to be followed by “without limitation”;

(9) references to sections of, or rules or regulations under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections, rules or regulations adopted by the SEC from time to time;

(10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture;

(11) “shall” shall be interpreted to express a command;

(12) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify (and reclassify from time to time) such transaction as it, in its sole discretion, determines;

(13) Indebtedness shall not be considered subordinate in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with a subset of the collateral securing such other Indebtedness or with different collateral, secured to a lesser extent or secured with lower priority, by virtue of structural subordination, by virtue of maturity date, or by virtue of not being guaranteed by all guarantors of such other Indebtedness, and any subordination in right of payment must be pursuant to a written agreement or instrument; and

(14) any reference to the contents of an Opinion of Counsel required hereunder is deemed to include customary assumptions and qualifications.

Section 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Subsidiary Guarantors, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The authority of the Person executing the same may also be proved in any other manner deemed reasonably sufficient by the Trustee.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(f) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) The Notes (including the endorsement of the Note Guarantees) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Subsidiary Guarantor is subject, if any, or general usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer but which notation, legend or endorsement does not affect the rights, duties or obligations of the Trustee). Each Note shall be dated the date of its authentication. The Initial Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have substantially identical terms, including as to status, waivers, amendments, offers to repurchase and redemption as the Initial Notes, but may have different issue prices, issue dates and CUSIP numbers. Any Additional Notes shall be issued under a supplemental indenture to this Indenture.

In authenticating and delivering the Initial Notes, Additional Notes and any other Notes issued pursuant to this Indenture, the Trustee shall receive and shall be fully protected in conclusively relying upon an Opinion of Counsel and an Officers’ Certificate of the Issuer required by Section 12.03.

(c) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including any legends thereon but without the Definitive Notes Legend). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (including any legends thereon but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent the aggregate principal amount of outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Registrar or the Depositary, as the case may be.

(d) The customary applicable terms, conditions and procedures of Euroclear and Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of the Issuer by manual, facsimile or electronically transmitted signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”) and together with an Opinion of Counsel and Officers’ Certificate of the Issuer reasonably acceptable to the Trustee, authenticate and deliver the Initial Notes. The Trustee shall be fully protected and shall incur no liability for failing to take any action with respect to the delivery of any Notes unless and until it has received such Authentication Order, Opinion of Counsel and Officers’ Certificate. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, Opinion of Counsel and Officers’ Certificate, authenticate and deliver any Definitive Notes to be issued in exchange for interests in Global Notes, any Additional Notes, any replacement Notes to be issued pursuant to Section 2.07 or any Notes issuable following a redemption or repurchase by the Issuer pursuant to the terms of this Indenture in an aggregate principal amount specified in such Authentication Order for such Notes issued hereunder.

(d) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent.

(a) The Issuer shall maintain at least one office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (“Note Register”). The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder; provided, however, that no such removal shall become effective until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by the Depositary’s procedures. The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such for the Notes and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any Restricted Subsidiary may act as Paying Agent (except for purposes of Article 8) or Registrar. In acting hereunder and in connection with the Notes, the Paying Agent, and Registrar shall act solely as an agent of the Issuer, and will not thereby assume any obligation towards or relationship of agency or trust for or with any Holder.

(b) The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes representing Initial Notes. The Issuer initially appoints the Trustee to act as Paying Agent, Custodian and Registrar for the Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer shall, by no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with the Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and the Issuer shall promptly notify the Trustee in writing (which notice may be electronic) of its action or failure so to act. The Issuer shall require the Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes and shall notify the Trustee in writing (which notice may be electronic) of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it on behalf of the Issuer to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Trustee, and upon accounting for any funds disbursed, a Paying Agent shall have no further liability for the money. If the Issuer or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent.

Section 2.05 Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of the Notes. If the Trustee is not the Registrar in respect of the Notes, the Issuer shall furnish to the Trustee in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06 Transfer and Exchange.

(a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15 and 9.04). In addition, the Trustee and Registrar may request such other evidence as may be reasonably requested by them documenting the identity and/or signatures of the transferor and the transferees.

(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, guaranteed by the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(e) Neither the Issuer nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the delivery of a notice of redemption pursuant to Section 3.03 and ending at the delivery of such notice of redemption, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any Note, each of the Trustee, any Agent or the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(g) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and deliver upon receipt of an Authentication Order, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount so long as the requirements of this Indenture are met.

(h) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the office or agency of the Issuer designated pursuant to Section 4.02 so long as the requirements of this Indenture are met. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes or Definitive Notes, as applicable, to which the Holder making the exchange is entitled in accordance with the provisions of Appendix A so long as the requirements of this Indenture are met.

(i) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

(j) In connection with any proposed exchange of Notes, the Issuer or DTC shall be required to provide or cause to be provided to the Trustee all information available to them necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

For certain payments made pursuant to this Indenture, the Paying Agent or Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Paying Agent or Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4 and 61 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Paying Agent and/or Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Paying Agent prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The

Paying Agent and Trustee shall have the right to request from any party to this Indenture, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Paying Agent to satisfy its reporting and withholding obligations under the Code. To the extent such forms to be delivered under this Section 2.06 are not provided prior to or by the time the related payment is required to be made or are determined by the Paying Agent or Trustee to be incomplete and/or inaccurate in any respect, the Paying Agent or Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4 or 61 of the Code, and shall have no obligation to gross up any such payment.

Section 2.07 Replacement Notes.

(a) If a mutilated Note is surrendered to the Registrar or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Registrar receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s and the Issuer’s reasonable requirements are otherwise met. An indemnity, security and/or indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the Trustee (including their respective fees and expenses of counsel) in replacing a Note. Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07(a), in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any replacement Note under this Section 2.07, the Issuer and/or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and the Trustee) connected therewith.

(b) The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.08 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected in accordance with the provisions hereof, those paid pursuant to Section 2.07, those described in this Section 2.08 as not outstanding and, solely to the extent provided for in Article 8, Notes that are subject to Legal Defeasance or Covenant Defeasance as provided in Article 8. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided that Notes held by the Issuer or a Subsidiary of the Issuer shall be deemed not to be outstanding for purposes of Section 3.07(b).

(b) If a Note is replaced or paid pursuant to Section 2.07, it ceases to be outstanding.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d) If a Paying Agent (other than the Issuer, a Restricted Subsidiary or any Affiliate thereof) holds, on the maturity date, any Redemption Date or any date of purchase pursuant to an offer to purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent (other than a waiver or consent contemplated by Section 9.02(e) requiring the consent of each Holder or each affected Holder), Notes beneficially owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor under the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10 Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder. Until so exchanged, the Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation and the Trustee will cancel such Notes in accordance with its customary procedures. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Trustee shall retain all canceled Notes in accordance with its standard procedures (subject to the record retention requirements of the Exchange Act), and copies of the canceled Notes shall be provided to the Issuer upon the Issuer’s written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. If the Issuer acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of Indebtedness represented by such Notes unless or until the same are delivered to the Trustee for cancellation. No Trustee shall authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.12 Defaulted Interest.

(a) If the Issuer defaults in a payment of principal or interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing (which notice may be electronic) of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall send, or cause to be sent, to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b) Subject to Section 2.12(a) and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13 CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and if it does, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in offers to purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in offers to purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or offer to purchase shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing (which notice may be electronic) of any change in the CUSIP or ISIN numbers.

Section 2.14 Computation of Interest.

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Trustee will have no obligation to calculate or verify the calculation of the accrued and unpaid interest or any premium payable on the Notes.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five (5) Business Days (unless a shorter notice shall be agreed to by the Trustee) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee in writing) but not more than 65 days before a Redemption Date, an Officers’ Certificate (which may be withdrawn prior to the date such notice of redemption is given) setting forth (1) the paragraph or subparagraph of such Article or Section of this Indenture pursuant to which the redemption shall occur, (2) the Redemption Date, (3) the principal amount of the Notes to be redeemed, as applicable, (4) the redemption price, if then ascertainable, and (5) the CUSIP and ISIN number, if applicable, of the Notes to be redeemed.

If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes to be redeemed, shall be set forth in an Officers’ Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the Redemption Date.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (2) if the Notes are not so listed but are in global form, then by lot or otherwise in accordance with the procedures of DTC or the Depositary or (3) if the Notes are not so listed and are not in global form, then on a pro rata basis, by lot or by such other method as the Trustee deems to be fair and appropriate, although no Note of $2,000 in principal amount or less will be redeemed in part. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 or more than 60 days prior to the Redemption Date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b) The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c) After the Redemption Date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note, representing the same Indebtedness to the extent not redeemed, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption); provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.03 Notice of Redemption.

(a) In order to exercise its option to redeem Notes pursuant to Section 3.07, the Issuer shall deliver, or cause to be delivered electronically or by first-class mail notices of redemption of Notes at least 10 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed (with a copy to the Trustee) pursuant to this Article at such Holder’s registered address, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 or a satisfaction and discharge of this Indenture pursuant to Article 11. Notwithstanding the above, when notice has to be given to a holder of a Global Note (including any notice of redemption or repurchase) such notice shall be sufficiently given if given to the DTC (or its designee) pursuant to the standing instructions from the DTC or its designee, including by electronic mail in accordance with applicable DTC procedures. A copy of any such notice will be delivered, electronically or by first class mail, to the Trustee at the same time it is delivered to Holders or to DTC. Notices to the Trustee may be given by email in PDF format.

(b) The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1) the Redemption Date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent and the Trustee;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9) if applicable, any condition or conditions to such redemption.

(c) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least five (5) Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and attaching a form of the notice which shall contain the information to be stated in such notice as provided in Section 3.03(b); provided that such Officers’ Certificate may be withdrawn by the Issuer upon written notice (which notice may be electronic) to the Trustee prior to the date such notice of redemption is required to be sent to Holders.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is sent to Holders in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (except as permitted by Section 3.07(f)). The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) By no later than 11:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee, or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or Paying Agent shall promptly distribute to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof, and accrued and unpaid interest on such Notes, if any. The Trustee or Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or Paying Agents by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed or purchased.

(b) If the Issuer complies with Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except the right to receive such payment of the redemption or purchase price and accrued and unpaid interest, if any, on such Notes upon surrender of such Notes. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuer. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note pursuant to this Section 3.06.

Section 3.07 Optional Redemption.

(a) At any time prior to September 15, 2028, the Issuer is entitled, on any one or more occasions, to redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Premium as of, and accrued and unpaid interest on the Notes being redeemed to, but excluding, the applicable Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date as provided in Section 3.07(g) falling on or prior to such Redemption Date). Promptly after the determination thereof, the Issuer shall give the Trustee written notice of the redemption price provided for in this Section 3.07(a), and the Trustee shall not be responsible for such calculation.

(b) At any time prior to September 15, 2028, the Issuer is entitled, on any one or more occasions, to redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture (including Additional Notes, if any) at a redemption price equal to 106.250% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the Notes being redeemed, if any, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to such Redemption Date as provided in Section 3.07(g)) using cash in an amount not to exceed the net cash proceeds of one or more Equity Offerings; provided that: (1) at least 60% of the aggregate principal amount of the Notes issued under this Indenture (including Additional Notes, if any) remains outstanding immediately after the occurrence of any such redemption (other than Notes held, directly or indirectly, by the Issuer or Affiliates of the Issuer); and (2) such redemption occurs prior to the date that is 180 days after the date of the closing of such Equity Offering.

(c) Except pursuant to Section 3.07(a), (b) or (g), the Notes shall not be redeemable at the Issuer’s option prior to September 15, 2028.

(d) On or after September 15, 2028, the Issuer is entitled, on any one or more occasions, to redeem all or a part of the Notes, at the redemption prices (expressed as percentages of the principal amount of the Notes being redeemed) set forth below plus accrued and unpaid interest on the Notes being redeemed, if any, to, but excluding, the applicable Redemption Date, subject to the rights of Holders of record of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to such Redemption Date as provided in Section 3.07(g)), if redeemed during the twelve month period beginning on September 15 of each of the years indicated below:

Year	Notes Redemption Percentage
2028	103.125%
2029	101.563%
2030 and thereafter	100.000%

(e) Any redemption pursuant to this Section 3.07 shall be made in accordance with Sections 3.01 through 3.06. In no event shall the Trustee have any obligation to or be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of the Notes eligible under this Indenture to be redeemed.

(f) Notice of any redemption or purchase of Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent, including by electronic transmission) as any or all such conditions shall have been satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date or the purchase date, or by the Redemption Date or purchase date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person. In no event shall the Trustee have any obligation to or be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of the Notes eligible under this Indenture to be redeemed or have any obligation to calculate or verify the calculation of the amount of the redemption price.

(g) Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Issuer or, at the Issuer’s election, such third party, will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date.

(h) If the Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to but excluding such Redemption Date shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuer on such Redemption Date.

Section 3.08 Mandatory Redemption; Open Market Purchases.

The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. In addition to the Issuer’s redemption rights in Section 3.07, the Issuer and its Subsidiaries may acquire Notes by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of this Indenture, upon such terms and at such prices as the Issuer or its Subsidiaries may determine.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

(a) The Issuer shall pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or the Paying Agent, as applicable, if other than the Issuer or a Restricted Subsidiary, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuer shall maintain an office or agency as provided in Section 2.03(a). The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice (which notice may be electronic) to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee set forth in clause (i) of the definition of “Corporate Trust Office” in Section 1.01 as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03 Reports.

(a) As long as any Notes are outstanding, whether or not required by the SEC, the Issuer will furnish to the Trustee (and the Holders and beneficial owners of the Notes), which shall be deemed satisfied by public filing on EDGAR (or any successor system for public filing), the following reports (collectively, the “Financial Reports”), within the time periods (after giving effect to Rule 12b-25 under the Exchange Act) specified by the SEC’s rules and regulations applicable to the Issuer, or if the Issuer is not required to file such Financial Reports with the SEC, within the time periods (after giving effect to Rule 12b-25 under the Exchange Act) specified by the SEC’s rules and regulations applicable to non-accelerated filers as defined in Rule 12b-2 under the Exchange Act (in each case, including any grace periods or extensions permitted by the SEC):

(1) annual reports of the Issuer on Form 10-K under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) audited financial statements prepared in accordance with GAAP; and

(2) quarterly reports of the Issuer on Form 10-Q under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) unaudited quarterly financial statements prepared in accordance with GAAP;

provided that (i) the foregoing documents shall not be required to (A) if the Issuer is not otherwise subject to such requirements, comply with Section 302, Section 906 or Section 404 of the Sarbanes-Oxley Act of 2002, or Items 307, 308, 402, 403, 405, 406, 407 and 408 of Regulation S-K or Item 9(e) of Schedule 14A promulgated by the SEC, or Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein, (B) provide any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X, (C) contain the separate financial information (1) for Subsidiary Guarantors and Non-Guarantors contemplated by Rules 3-10 or 13-01 of Regulation S-X promulgated by the SEC or (2) for Affiliates of the Issuer contemplated by Rules 3-16 or 13-02 of Regulation S-X promulgated by the SEC, (D) provide financial statements in interactive data format using the extensible business reporting language, (E) provide any segment or business unit financial information except to the extent included in the Offering Circular, (F) provide any exhibits that would have been required to be filed pursuant to Item 601 of Regulation S-K, (G) provide any compensation information or (H) provide any trade secrets or other proprietary information, and (ii) (A) such Financial Reports shall be subject to exceptions, exclusions and other differences consistent with the presentation of financial and other information in the Offering Circular.

(b) At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Tangible Assets, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of the Issuer and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(c) In addition, the Issuer agrees that, for so long as any Notes are outstanding, to the extent not satisfied by the foregoing, it shall furnish to the Holders and beneficial owners of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.

(e) For greater clarity, to the extent any information is not provided as specified in this Section 4.03 and such information is subsequently provided, the Issuer shall be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

(f) In addition, the Issuer shall:

(1) at any time that the Issuer is not required to file Financial Reports with the SEC, post (within the deadlines specified in clause (a)) the Financial Reports on (i) its public website or (ii) Intralinks or any comparable online data system, and, in the case of clause (ii), will make the Financial Reports readily available to any Holders and beneficial owners of Notes, any prospective investor in the Notes, any securities analyst (to the extent providing analysis of investment in the Notes) or any market maker in the Notes who agrees to treat such information as confidential or accesses such information on Intralinks or any comparable online data system (which may be password protected and require a customary confidentiality acknowledgment); provided that the Issuer shall make readily available any password or other login information to any such Holder or beneficial owner of Notes, prospective investor, securities analyst or market maker; and

(2) hold a quarterly conference call to discuss the information contained in the Financial Reports not later than ten Business Days from the time the Issuer files with the SEC or posts the applicable Financial Report; and no fewer than three Business Days prior to the date of the conference call, issue a press release to the appropriate U.S. wire services announcing the time and date of such conference call and directing the Holders or beneficial owners of, and prospective investors in, the Notes and securities analysts and market makers to contact an individual at the Issuer (for whom contact information shall be provided in such press release) to obtain the Financial Report and information on how to access such conference call; provided that, so long as the Common Stock of the Issuer is listed on a national securities exchange and the Issuer holds earnings calls customary for companies so listed, the requirements in this clause (2) may be satisfied by the holding of such customary earnings calls.

(g) Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Subsidiary Guarantor’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.

(h) The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, any Subsidiary Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed with EDGAR or required under this Indenture.

Section 4.04 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 30 days after the date the annual financial information is required under Section 4.03(a)(1), an Officers’ Certificate stating that a review of the activities of the Issuer and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Subsidiary Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officers signing such Officers’ Certificate, that to their knowledge, based on such review, the Issuer and the Subsidiary Guarantors have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which such Officers may have knowledge and what action the Issuer and the Subsidiary Guarantors are taking or propose to take with respect thereto).

(b) When any Default or Event of Default has occurred and is continuing under this Indenture, or if the Trustee or the Holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default or Event of Default, the Issuer shall promptly (which shall be no more than 30 calendar days following the date on which the Issuer becomes aware of such Default or Event of Default, receives such notice or becomes aware of such action, as applicable) send to the Trustee an Officers’ Certificate specifying such event, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05 Corporate Existence.

Except as otherwise provided in this Article 4 or Article 5 or in connection with a transaction that results in the release and discharge of a Note Guarantee pursuant to Section 10.06, the Issuer and the Subsidiary Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership or limited liability company, as applicable, existence; provided, however, that the Issuer shall not be required to preserve the corporate, partnership, limited liability company or other existence of any Subsidiary Guarantor if Senior Management of the Issuer determines that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.06 Payment of Taxes.

The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Restricted Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous in any material respect to the Holders.

Section 4.07 Stay, Extension and Usury Laws.

Each of the Issuer and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may adversely affect the covenants or the performance of this Indenture; and each of the Issuer and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent that it may lawfully do so) that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.08 Sale and Leaseback Transactions.

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction after the Issue Date, unless:

(1) the Issuer or the relevant Restricted Subsidiary receives Fair Market Value for the property sold (it being agreed that (i) such determination is to be made as of the date of the definitive agreement with respect to such Sale and Leaseback Transaction and (ii) Fair Market Value may take into account all circumstances of the Sale and Leaseback Transaction, including, without limitation, the lease-back agreement); and

(2) the Issuer or a Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, applies, or enters into a definitive agreement to apply, an amount equal to the net proceeds therefrom either:

(A) to the redemption, repayment, repurchase, defeasance or other retirement for value of (i) the Notes or (ii) any other Indebtedness of the Issuer or any Restricted Subsidiary that (Y) is not contractually subordinated in right of payment to the Notes or a Note Guarantee and (Z) is not owed to the Issuer or a Restricted Subsidiary; or

(B) to the purchase by the Issuer or a Restricted Subsidiary of property used or useful in the trade or business of the Issuer or any Restricted Subsidiary.

Any Sale and Leaseback Transaction that fulfills the requirements of clauses (1) and (2) of this Section 4.08(a) is a “Permitted Sale and Leaseback Transaction.”

(b) The provisions of Section 4.08(a) above will not apply to (each, an “Exempt Sale and Leaseback Transaction”):

(1) a Sale and Leaseback Transaction if, at the time such Sale and Leaseback Transaction is entered into, the term of the related lease to the Issuer or the relevant Restricted Subsidiary of the property being sold pursuant to such transaction is three years or less;

(2) a Sale and Leaseback Transaction for which the encumbrance on the relevant property would be a Permitted Lien; and

(3) a Sale and Leaseback Transaction relating to a property entered into within 270 days after the latest of (i) the date of acquisition of such property by the Issuer or any Restricted Subsidiary, (ii) the date of completion of construction of such property and (iii) the date of commencement of full operations of such property.

In addition, the Issuer and the Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (a) the aggregate principal amount of all Secured Indebtedness outstanding (excluding Indebtedness secured by Permitted Liens and any Triggering Secured Indebtedness) and (b) all Attributable Indebtedness in respect of Sale and Leaseback Transactions (excluding Attributable Indebtedness in respect of Permitted Sale and Leaseback Transactions and Exempt Sale and Leaseback Transactions) does not exceed 20% of Consolidated Tangible Assets as of such date.

Section 4.09 [reserved].

Section 4.10 [reserved].

Section 4.11 [reserved].

Section 4.12 [reserved].

Section 4.13 Liens.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (a “Triggering Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes (and, in the case of a Subsidiary Guarantor, under the Note Guarantee of such Subsidiary Guarantor) are secured on an equal and ratable basis with such Secured Indebtedness (or, at the election of the Issuer, all payments under this Indenture, the Notes and the Note Guarantees are secured by a Lien that is senior in priority to the Lien securing such Secured Indebtedness) until such time as such Secured Indebtedness is no longer secured by a Triggering Lien. At any time when payments due under this Indenture, the Notes and the Note Guarantees are secured pursuant to this paragraph, the Secured Indebtedness secured by the Triggering Lien is referred to herein as “Triggering Secured Indebtedness.”

(b) Notwithstanding the foregoing, the Issuer or any of the Restricted Subsidiaries may create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness without securing the payments due under this Indenture and the Notes (and, in the case of a Subsidiary Guarantor, under the Note Guarantee of such Subsidiary Guarantor) pursuant to the preceding paragraph if either (i) such Lien is a Permitted Lien or (ii) immediately after such Lien is created, incurred, assumed, caused or becomes effective or such Secured Indebtedness is incurred, the sum of (A) the aggregate principal amount of all Secured Indebtedness outstanding (excluding Indebtedness secured by Permitted Liens and any Triggering Secured Indebtedness) and (B) all Attributable Indebtedness in respect of Sale and Leaseback Transactions (excluding Attributable Indebtedness in respect of Permitted Sale and Leaseback Transactions and Exempt Sale and Leaseback Transactions) does not exceed 20% of Consolidated Tangible Assets as of such date.

(c) For purposes of determining compliance with this Section 4.13 and Section 4.08, (A) whether a Lien securing an item of Indebtedness is permitted need not be determined solely by reference to either of the above paragraphs or to one category (or portion thereof) of Permitted Liens described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of either of the above paragraphs or one or more of the categories (or portions thereof) of Permitted Liens, the Issuer may, in its sole discretion, divide, classify or reclassify, or from time to time later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this covenant. For the avoidance of doubt, if and to the extent that any Indebtedness is incurred to refinance, refund or replace any Indebtedness secured by Liens permitted under any clause of the definition of “Permitted Liens” or the preceding paragraph that is limited by a percentage of Consolidated Tangible Assets, the Indebtedness so incurred may be secured by Liens pursuant to such clause or subclause or the preceding paragraph at such time.

(d) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. For purposes of this Section 4.13 and Section 4.08, the incurrence of Increased Amounts shall not constitute an incurrence of Indebtedness or Attributable Indebtedness that is required to be tested thereunder. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same or junior terms or in the form of Equity Interests (other than Disqualified Stock or preferred stock) of the Issuer, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, amortization or accretion of original issue discount or liquidation preference, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in the definition of “Indebtedness”, the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory change of control offer for such Indebtedness, unrealized losses or charges in respect of Hedging Obligations, mark-to-market changes under GAAP in the amount of any Indebtedness, and changes in accounting principles.

(e) In each case with respect to Liens permitted under this Indenture (including those described in the definitions of “Nonrecourse Indebtedness,” “Permitted Liens” and “Permitted Purchase Money Indebtedness”), notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Lien on a specified asset or property or group or type of assets or property may include Liens on all accessions, additions, improvements, repairs and attachments thereto, construction thereon, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof (collectively, “Accessions and Proceeds”).

Section 4.14 [reserved].

Section 4.15 Offer to Repurchase upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs after the Issue Date, unless, prior to the time the Issuer is required to make a Change of Control Offer (as defined below), the Issuer has previously or concurrently sent a redemption notice that is or has become unconditional (other than with respect to any conditions relating to the actual occurrence of such Change of Control Triggering Event) with respect to all the outstanding Notes as described in Section 3.07, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase, subject to the right of holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuer shall send notice of such Change of Control Offer electronically or by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered (and not properly withdrawn) pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3) that any Note not properly tendered (or tendered but properly withdrawn and not properly retendered) shall remain outstanding and continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date or comply with applicable procedures of DTC for such tender;

(6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased or the Holder complies with the applicable procedures of DTC for such withdrawal;

(7) that if a Holder requests that only a portion of a Note held by it be purchased, such Holder shall be issued a new Note equal in principal amount to the unpurchased portion of the Note surrendered; provided that the unpurchased portion of such Note must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8) if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, a statement that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event, and, if applicable, a statement that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as any or all applicable conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Issuer shall determine that the Change of Control Triggering Event will not occur by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9) the other instructions, as determined by the Issuer, consistent with this Section 4.15, that a Holder must follow.

If the Issuer makes a Change of Control Offer while the Notes are in global form, a Holder may exercise its option to tender its Notes for purchase (and any election to withdraw its tendered Notes) through the facilities of DTC, subject to DTC’s rules, regulations and applicable procedures.

(b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered (and not properly withdrawn) pursuant to the Change of Control Offer;

(2) prior to 11:00 a.m., New York City time on the Change of Control Payment Date, deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment; and

(3) deliver or cause to be delivered to the Trustee the Notes accepted for payment together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(c) The Paying Agent will promptly remit to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of an Authentication Order from the Issuer, will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note pursuant to this Section 4.15(c).

(d) If the Change of Control Payment Date is on or after the relevant Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid on such Interest Payment Date to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes are tendered pursuant to the Change of Control Offer.

(e) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

(f) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered (and not properly withdrawn) under the Change of Control Offer or (2) a notice of redemption that is or has become unconditional (other than with respect to any conditions relating to the actual occurrence of such Change of Control Triggering Event) has been given pursuant to this Indenture as described in Section 3.07 unless and until there is a default in payment of the applicable redemption price.

(g) The Issuer shall comply with all applicable securities laws and regulations, including the requirements of Rule 14e-1 under the Exchange Act. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 4.15, the Issuer shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section 4.15 by virtue of such compliance.

(h) Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to Sections 3.02, 3.05 and 3.06.

(i) The provisions under this Section 4.15 relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event, including the definition of Change of Control Triggering Event and component definitions, may be amended, waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

Section 4.16 Additional Subsidiary Guarantors.

(a) After the Issue Date, the Issuer shall cause each Restricted Subsidiary that (i) Guarantees obligations of the Issuer or a Subsidiary Guarantor under, or (ii) is a borrower or obligor (other than as Guarantor) under, any Guarantor Obligation Debt to execute and deliver to the Trustee a supplemental indenture to this Indenture substantially in the form of Exhibit B attached hereto within 30 days after the giving of such Guarantee of, or becoming a borrower or obligor under, such Guarantor Obligation Debt pursuant to which such Restricted Subsidiary shall irrevocably and unconditionally (subject to the release provisions of Section 10.06(a)) Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under this Indenture.

(b) The Issuer at any time at its sole option also may cause any Restricted Subsidiary that is a Non-Guarantor to become a Subsidiary Guarantor by executing and delivering to the Trustee a supplemental indenture to this Indenture substantially in the form of Exhibit B attached hereto, pursuant to which such Restricted Subsidiary will irrevocably and unconditionally (subject to the release provisions of Section 10.06(a)) Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under this Indenture.

Section 4.17 Designation of Restricted Subsidiaries and Unrestricted Subsidiaries.

The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (1) that designation would not cause a Default and (2) the Issuer concurrently designates, or has previously designated, such Restricted Subsidiary to be an Unrestricted Subsidiary pursuant to and in compliance with each syndicated Credit Facility, if any. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) that redesignation would not cause a Default and (ii) all Liens of such Unrestricted Subsidiary outstanding immediately after such redesignation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) under this Indenture.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate setting forth a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and certifying that such designation complied with the preceding conditions.

Section 4.18 Effectiveness of Covenants.

(a) At any time after the Notes have received Investment Grade Ratings from two Rating Agencies (a “Suspension Event”), upon notice by the Issuer to the Trustee in an Officers’ Certificate certifying that a Suspension Event has occurred and that at the time of the giving of such notice no Default or Event of Default has occurred and is continuing under this Indenture (a “Suspension Event Notice”), then, at the option of the Issuer, beginning on the day such notice is given (such date, the “Suspension Date”) and continuing unless and until the Reversion Date (as defined below) occurs, Section 4.16 of this Indenture (the “Suspended Covenant”) will be suspended and the Issuer and its Restricted Subsidiaries shall not be subject to Section 4.16 of this Indenture. In addition, upon the occurrence of a Suspension Event, at the option of the Issuer, the Note Guarantees of the Subsidiary Guarantors will be automatically released (together with the Suspended Covenant, the “Suspended Provisions”).

(b) If at any time after a Suspension Date the Notes cease to have Investment Grade Ratings from two Rating Agencies, then the Suspended Provisions shall at such time be reinstated as if such Suspended Provisions had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of this Indenture, unless and until a subsequent Suspension Event occurs and a Suspension Event Notice is delivered to the Trustee (in which event the Suspended Provisions shall no longer be in effect unless and until the Notes cease to have such Investment Grade Ratings from two Rating Agencies); provided, that no Default or Event of Default or breach of any kind shall be deemed to exist under this Indenture or the Notes (or any Note Guarantee) with respect to the Suspended Provisions based on, and none of the Issuer or any of its Subsidiaries shall bear any liability under the Suspended Provisions for, any actions taken or events that occurred during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Provisions remained in effect during such period. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.”

(c) During the Suspension Period, any obligation to grant Note Guarantees with respect to any Restricted Subsidiary that would otherwise be required to become a Subsidiary Guarantor after the Suspension Date and prior to the Reversion Date shall be suspended. Such obligation to grant Note Guarantees shall be reinstated upon the Reversion Date, if applicable.

(d) The Issuer shall provide each of the Holders with prompt written notice of any suspension of the Suspended Provisions or the subsequent reinstatement of such Suspended Provisions, which may be given in a filing on EDGAR and shall deliver an Officers’ Certificate to the Trustee notifying it of the commencement of any Suspension Period or the end of any Suspension Period.

(e) The Trustee shall not have any duty to (i) monitor the ratings of the Notes, (ii) determine or verify whether a Suspension Period has occurred or ended or monitor for any Suspension Event, any Suspension Period, the Suspension Date or Reversion Date or determine the consequences thereof, or (iii) notify Holders of any of the foregoing.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Issuer shall not directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not it is the surviving corporation) or (2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person unless:

(1) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made (the “Surviving Person”) is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if such Surviving Person is not a corporation, a Restricted Subsidiary that is a corporation shall become a co-obligor of the Notes pursuant to a supplemental indenture;

(2) the Surviving Person (if other than the Issuer) assumes all the obligations of the Issuer under the Notes and this Indenture;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, amalgamation or merger, or sale, assignment, lease, transfer, conveyance or other disposition and such supplemental indenture, if any, and instrument of assumption, if any, comply with this Indenture.

(b) Sections 5.01(a)(1) through (4) above and Section 5.01(d)(1) shall not apply to: (a) any Restricted Subsidiary consolidating, amalgamating or merging with or into the Issuer or another Restricted Subsidiary; or (b) the sale, assignment, lease, transfer, conveyance or other disposition of assets between or among the Issuer and one or more of the Restricted Subsidiaries, or between or among the Restricted Subsidiaries. Sections 5.01(a)(3) and (4) above shall not apply to the sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer to an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another state in the United States and/or solely for the purpose of forming, collapsing or dissolving a holding company structure.

(c) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture. In the case of a lease, however, the Issuer shall not be released from any of the obligations or covenants under this Indenture.

(d) Unless the Note Guarantee of the applicable Subsidiary Guarantor is permitted to be released in connection with such transaction as described in Section 10.06, such Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or amalgamate or merge with or into (whether or not it is the surviving Person) another Person, other than the Issuer or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) the Person (if other than the Issuer or a Subsidiary Guarantor) acquiring the property in any such sale or disposition or the Person (if other than the Issuer or a Subsidiary Guarantor) formed by or surviving any such consolidation, amalgamation or merger assumes all the obligations of that Subsidiary Guarantor, as applicable, under this Indenture and its Note Guarantee pursuant to a supplemental indenture.

Section 5.02 Successor Entity Substituted.

Upon any consolidation, amalgamation or merger, or any sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer or any Subsidiary Guarantor in accordance with Section 5.01, the successor Person formed by such consolidation or into or with which the Issuer or any Subsidiary Guarantor, as applicable, is merged with or into, or amalgamated or consolidated with, or to which such sale, assignment, lease, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation or merger, or sale, assignment, lease, transfer, conveyance or other disposition, the provisions of this Indenture referring to the Issuer or such Subsidiary Guarantor, as applicable, shall refer instead to the successor entity and not to the Issuer or such Subsidiary Guarantor, as applicable), and may exercise every right and power of the Issuer or such Subsidiary Guarantor, as applicable, under this Indenture and the Notes (and any Note Guarantees) with the same effect as if such successor Person had been named as the Issuer or such Subsidiary Guarantor, as applicable, herein; provided that, in the case of a lease of all or substantially all its assets, the Issuer shall not be released from the obligation to pay the principal of and interest on the Notes, and a Subsidiary Guarantor shall not be released from its obligations under its Note Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption, acceleration or otherwise) of the principal of, or premium, if any, on, the Notes (including the failure to make payment on a Change of Control Payment Date);

(3) [reserved];

(4) failure by the Issuer or any Restricted Subsidiary for 60 days (or 180 days in the case of Section 4.03) after notice to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes to comply with any of the other agreements in this Indenture;

(5) (i) default by the Issuer or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (other than Nonrecourse Indebtedness; provided, that, to the extent that the Issuer or any Restricted Subsidiary provides a guarantee in respect of, or is otherwise liable for, any Indebtedness that is structured as Nonrecourse Indebtedness (and such guarantee or liability would not constitute Permitted Recourse), the amount of such Nonrecourse Indebtedness shall be included for purposes of any determination under this Section 6.01(a)(5)(i) to the extent (and only to the extent) to which such Indebtedness is recourse to such Person in excess of Permitted Recourse) by the Issuer or any Restricted Subsidiary (or the payment of which is Guaranteed by the Issuer or any Restricted Subsidiary), other than Indebtedness owed to the Issuer or the Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay principal at the final Stated Maturity (after giving effect to any applicable grace period set forth in the document governing such Indebtedness) of such Indebtedness (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its final Stated Maturity,

and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains unpaid, aggregates $150.0 million or more; and

(ii) default under Nonrecourse Indebtedness by the Issuer or any Restricted Subsidiary (or the payment of which is Guaranteed by the Issuer or any Restricted Subsidiary), whether such Nonrecourse Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay principal at the final Stated Maturity (after giving effect to any applicable grace period set forth in the document governing such Indebtedness) of such Nonrecourse Indebtedness (a “Nonrecourse Indebtedness Payment Default”); or

(B) results in the acceleration of such Nonrecourse Indebtedness prior to its final Stated Maturity,

and, in each case, the principal amount of such Nonrecourse Indebtedness, together with the principal amount of any other such Nonrecourse Indebtedness under which there has been a Nonrecourse Indebtedness Payment Default or the maturity of which has been so accelerated and remains unpaid, aggregates $200.0 million or more;

(6) with respect to any judgment or decree for the payment of money (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage) in excess of $150.0 million against the Issuer or any Restricted Subsidiary, the failure by the Issuer or such Restricted Subsidiary, as applicable, to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days after such judgment or decree became final and nonappealable without being paid, discharged, waived or stayed;

(7) except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary of the Issuer is declared to be unenforceable or invalid by any judgment or decree or ceases for any reason to be in full force and effect, or the Issuer or any Subsidiary Guarantor that is a Significant Subsidiary or any Person acting on behalf of the Issuer or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations in writing under its Note Guarantee and any such Default continues for 10 days after receipt of the notice specified in this Indenture;

(8) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or a group of Restricted Subsidiaries that together would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; and

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or a group of Restricted Subsidiaries that together would constitute a Significant Subsidiary as debtor in an involuntary case, (B) appoints a Bankruptcy Custodian of the Issuer or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that together would constitute a Significant Subsidiary or a Bankruptcy Custodian for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that together would constitute a Significant Subsidiary or (C) orders the liquidation of the Issuer or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if

(1) the default triggering such Event of Default pursuant to Section 6.01(a)(5) shall be remedied or cured by the Issuer or any Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto, and

(2) (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium, if any, and interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and all outstanding amounts owing to the Trustee have been paid.

Section 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(8) or (9) with respect to the Issuer) occurs and is continuing, the Trustee (acting at the written direction of the Holders of at least 30% in aggregate principal amount of the then outstanding Notes), or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately by written notice to the Issuer. In the case of an Event of Default specified in Section 6.01(a)(4), such notice must specify the Event of Default, demand that it be remedied, and state that such notice is a “Notice of Default.” Upon the effectiveness of such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, shall be due and payable immediately.

(b) If an Event of Default specified in Section 6.01(a)(8) or (9) with respect to the Issuer occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all Holders rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder (including any related payment Default that resulted from such acceleration), except:

(a) a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes; and

(b) a Default with respect to a provision that under Section 9.02(e) cannot be amended, supplemented or waived without the consent of each Holder affected,

provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (except nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

If a Default is deemed to occur solely because a Default (the “Initial Default”) already existed, and such Initial Default is subsequently cured and is not continuing, the Default or Event of Default resulting solely because the Initial Default existed shall be deemed cured, and shall be deemed annulled, waived and rescinded without any further action required.

Section 6.05 Control by Majority.

The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Notes or any Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee shall not have an obligation to determine if such direction is unduly prejudicial to the rights of any other Holder) or that would involve the Trustee in personal liability or expense for which the Trustee has not been offered an indemnity and/or security satisfactory to it.

Section 6.06 Limitation on Suits.

Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes or the Note Guarantees or for the appointment of a receiver or the Trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) the Holders of at least 30% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3) such Holders have offered the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security and/or indemnity satisfactory to the Trustee against any loss, liability or expense; and

(5) the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are unduly prejudicial to other Holders.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on its Notes, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, any Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy is, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes, including any Subsidiary Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due to the Trustee or Agent hereunder. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee or Agent hereunder out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(1) to the Trustee or any Agent and their respective agents and attorneys for amounts due hereunder, including payment of all compensation, expenses and liabilities incurred, and all advances made, by it and the costs and expenses of collection, amounts due to the Trustee and such Agents under Section 7.07 hereof;

(2) to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3) to the Issuer or to such party as a court of competent jurisdiction shall direct, including any Subsidiary Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 12.01.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as the Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Trustee shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon resolutions, statements, instruments, notices, directions, certificates and/or opinions furnished to the Trustee and conforming on their face to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee may (but shall in no way be obligated to) make further inquiry or investigation into such facts or materials as it sees fit.

(c) The Trustee may not be relieved from liability for its own actions or failures to act constituting gross negligence or for its own willful misconduct, except that:

(1) this Section 7.01(c) shall not be construed to limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of the Holders of at least a majority in aggregate principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture or believed by it to be authorized or permitted by this Indenture.

(d) Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity and/or security satisfactory to it against any loss, liability or expense.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to this Article 7.

Section 7.02 Rights of Trustee.

(a) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both conforming to Section 12.03. The Trustee shall not be liable for any action it takes or omits to take in good faith in conclusive reliance on the Officers’ Certificate or Opinion of Counsel.

(b) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(c) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(d) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes, including any Opinion of Counsel, shall be full and complete authorization and protection from liability in respect to any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with the advice or opinion of such counsel, including any Opinion of Counsel.

(e) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(f) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements, or perform any calculation hereunder or in connection herewith, on the part of the Issuer (or Subsidiary Guarantor, as applicable), but the Trustee may require of the Issuer or Subsidiary Guarantors full information and advice as to the performance of the covenants, conditions and agreements contained herein.

(g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for anything other than its gross negligence or willful misconduct.

(h) Except for an Event of Default under Section 6.01(a)(1) or (2) hereof, the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Issuer or by any Holder of the Notes at its Corporate Trust Office and such notice references the Notes, the Issuer and this Indenture. In the absence of any such notice, and except for a Default under Section 6.01(a)(1) or (2) hereof, the Trustee may conclusively assume that no Default or Event of Default exists.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including its right of reimbursement for fees and expenses (including attorney fees and expenses) and the right to be indemnified, are extended to, and shall be enforceable by, the Agents and to each other agent, custodian and Person employed to act hereunder.

(j) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) Any request or direction of the Issuer or other Person mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or certificate of an Officer of such other Person and any resolution of the Board of Directors of the Issuer or of such other Person may be sufficiently evidenced by a board resolution certified by the secretary or assistant secretary (or similar officer) of such Person.

(m) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be updated and delivered to the Trustee at any time by the Issuer in its discretion.

(n) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of the percentage of Holders specified herein unless such Holders shall have furnished to (or caused to be furnished to) the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities, including attorneys’ fees and expenses, that might be incurred by the Trustee therein or thereby.

(o) Nothing in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if it shall have grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or liability is not reasonably assured to it.

(p) No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under this Indenture, or to exercise any right or power hereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law.

(q) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the name of the individuals and/or titles of officers authorized at such time to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such Officers’ Certificate previously delivered and not superseded.

(r) The Trustee shall have no liability or responsibility for the action or inaction of any Depositary.

(s) The Issuer will be responsible for making all calculations called for under this Indenture and with respect to any Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification and shall be fully protected in relying upon such calculations.

Section 7.03 Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent or any other agent of the Trustee or any Agent may do the same with like rights.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any other Person in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall send to each Holder a notice of the Default within 90 days after it occurs. Except in the case of a Default specified in Section 6.01(a)(1) or (2), the Trustee may (but shall not be obligated to) withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders.

Section 7.06 Limitation on Trustee’s Liability.

Except as provided in this Article, in accepting the trusts hereby created, the Trustee is acting solely as Trustee hereunder and not in its individual capacity and, except as provided in this Article, all Persons having any claim against the Trustee by reason of the transactions contemplated by this Indenture or any Note shall look only to the Issuer for payment or satisfaction thereof.

Section 7.07 Compensation and Indemnity.

(a) The Issuer and any Subsidiary Guarantors, jointly and severally, shall pay to the Trustee (acting in any capacity hereunder, including as Agent) from time to time such compensation for its services as shall be agreed to in writing from time to time by the Issuer, any Subsidiary Guarantors and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee (acting in any capacity hereunder) upon request for all out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

(b) The Issuer and any Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee (acting in any capacity hereunder, including as Agent), its agents, representatives, officers, directors, employees and attorneys (each, an “Indemnified Party”) against any and all loss, liability, damage, claim (whether asserted by the Issuer, any Subsidiary Guarantor, a Holder or any other person) or expense (including compensation and expenses and disbursements of the Trustee’s counsel) arising out of or in connection with the administration of this trust and the performance of its duties, or in connection with the enforcement of any rights hereunder, or arising out of or in connection with the exercise or performance of any of its rights or powers hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.07) and the Notes and of defending itself against any claims (whether asserted by a Holder, the Issuer, a Subsidiary Guarantor or otherwise). The Trustee shall notify the Issuer promptly of any claim for which an Indemnified Party may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or any Subsidiary Guarantor of its obligations hereunder. The Issuer may defend the claim, and the relevant Indemnified Parties shall provide reasonable cooperation in such defense. The Trustee may have separate counsel of its selection and the Issuer and the Subsidiary Guarantors shall be jointly and severally liable to pay the fees and expenses of such counsel reasonably acceptable to the Issuer; provided, however, that the Issuer and the Subsidiary Guarantors shall not be required to pay such fees and expenses if the Issuer assumes such defense, unless (i) in the sole judgment of the relevant Indemnified Parties, there is a conflict of interest or potential conflict of interest between the Issuer and such relevant Indemnified Party in connection with such defense, (ii) the Issuer has not retained counsel reasonably satisfactory to such relevant Indemnified Party, or (iii) there are defenses available to the relevant Indemnified Party that may not be asserted by the Issuer and the Issuer is unable fully to assert any such defense on behalf of such relevant Indemnified Party, in each case, as determined by such relevant Indemnified Party in consultation with its counsel. Notwithstanding the foregoing, the Issuer need not reimburse any expense or indemnify against any loss, liability, damage, claim or expense incurred by any Indemnified Party through the willful misconduct or gross negligence of any Indemnified Party as adjudicated by a court of competent jurisdiction in a final non-appealable decision. Any settlement which affects an Indemnified Party may not be entered into without the consent of such Indemnified Party, unless such Indemnified Party is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of such Indemnified Party. After the Issuer has assumed the defense of any Indemnified Party, no Indemnified Party may settle or compromise any suit or action without the consent of the Issuer (which shall not be unreasonably withheld, conditioned or delayed).

(c) To secure the payment obligations of the Issuer and any Subsidiary Guarantors hereunder, the Trustee (acting in any capacity hereunder, including as Agent) shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, other than money or property held in trust to pay principal of and interest, if any, on particular Notes.

(d) The Issuer’s obligations under this Article 7 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee (acting in any capacity hereunder, including as Agent) incurs expenses after the occurrence of a Default specified in Section 6.01(a)(8) or (9) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) The Trustee may resign at any time by giving 30 days’ prior notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns or has been removed by the Holders, Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If no successor is so appointed, the Trustee, at expense of the Issuer, may petition a court of competent jurisdiction to appoint a successor. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Issuer.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders, and include in the notice its name and the address of its corporate trust office. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07. The retiring or removed Trustee shall have no liability or responsibility for the action or inaction of any successor Trustee.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of the Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, any Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Notes.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger.

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible under this Indenture, be the successor to the Trustee. Such successor Person shall, at its own expense, execute such supplement or other documentation reasonably requested by the Issuer to evidence such successor role.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which the Notes provide or this Indenture provides that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification.

The Trustee shall at all times be a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital surplus of at least $15.0 million as set forth in its most recent annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes (and any Note Guarantees) upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance.

(a) Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and any Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (and any Note Guarantees) on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in Section 8.02(a)(1) and (2), and to have satisfied all of its other obligations under the Notes and this Indenture, including that of any Subsidiary Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust created pursuant to this Indenture referred to in Section 8.04;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties, indemnities and immunities of the Trustee, and the Issuer’s (and any Subsidiary Guarantors’) obligations in connection therewith; and

(4) this Section 8.02.

(b) Following the Issuer’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its Legal Defeasance option, any Subsidiary Guarantors shall be deemed to have been automatically released and discharged from their obligations with respect to all Note Guarantees, and all Note Guarantees in effect at such time shall terminate.

(c) Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and any Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05 (with respect to any Subsidiary Guarantors), 4.06, 4.08, 4.13, 4.15, 4.16, 4.17, 4.18 and Sections 5.01(a)(3) and (4) and (d) with respect to the outstanding Notes, and any Subsidiary Guarantors shall be deemed to have been automatically released and discharged from their obligations with respect to all Note Guarantees, and all Note Guarantees in effect at such time shall terminate, on and after the date the conditions set forth in Section 8.04 are satisfied, without any action by the Issuer, such Subsidiary Guarantor or the Trustee and without the consent of the Holders of the Notes (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such enumerated Sections, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such enumerated Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such enumerated Section or by reason of any reference in any such enumerated Section to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(4) (solely with respect to enumerated Sections that are released as a result of such Covenant Defeasance), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7) and 6.01(a)(8) (solely with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary) and 6.01(a)(9) (solely with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary), in each case, shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

(a) The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient ,without consideration of reinvestment of interest (in the case of non-callable Government Securities, in the opinion or based on the report of a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the United States or in the opinion or based on a report of the Issuer’s chief financial officer), to pay the principal of, and interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date (for the avoidance of doubt, in the case of a defeasance that occurs in connection with a redemption that is to occur on a Redemption Date pursuant to Section 3.07(a), the amount to be deposited shall be the amount that, as of the date of such deposit, is reasonably deemed sufficient to make the redemption payment on the Redemption Date, in the good-faith determination of Senior Management of the Issuer and as evidenced by an Officers’ Certificate delivered to the Trustee, with any deficit in such redemption payment required to be deposited with the Trustee on or prior to the Redemption Date);

(2) in the case of Legal Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (or the deposit for other Indebtedness that is concurrently being defeased or discharged) and the incurrence of any Lien in respect thereof) and such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any Restricted Subsidiary of the Issuer is a party or by which the Issuer or any Restricted Subsidiary is bound;

(5) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(6) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) (which the Trustee shall not be obligated to reinvest) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Subsidiary Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion or based on the report of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuer.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes (and any Note Guarantees) shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Issuer makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

(a) Notwithstanding Section 9.02, without the consent of any Holder, the Issuer and the Trustee may amend or supplement this Indenture and the Notes (and any Note Guarantee) (and any other documents relating thereto):

(1) to cure any ambiguity, omission, defect, mistake or inconsistency (as described in an Officers’ Certificate provided to the Trustee);

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s or any Subsidiary Guarantor’s obligations to Holders of Notes and any Note Guarantees in the case of a merger, amalgamation or consolidation or sale or other disposition of all or substantially all of the Issuer’s or such Subsidiary Guarantor’s assets in accordance with Section 5.01;

(4) to make any change that would provide any additional rights or benefits (including the addition of collateral or Note Guarantees) to the Holders of Notes or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;

(5) to conform the text of this Indenture, any Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Circular;

(6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(7) to allow any Restricted Subsidiary to become a Subsidiary Guarantor by executing a supplemental indenture in accordance with Section 4.16;

(8) to release any Subsidiary Guarantor from its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);

(9) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or

(10) to comply with the rules of any applicable securities depository.

(b) Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 12.03, the Trustee shall join with the Issuer and, subject to Section 9.01(a)(7), any Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that adversely affects (in the Trustee’s determination) its own rights, indemnities, duties or immunities under this Indenture or otherwise.

(c) After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Issuer shall send to the Holders of Notes affected thereby a written notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.02 With Consent of Holders.

(a) Except as provided in Section 9.01 and this Section 9.02, the Issuer, any Subsidiary Guarantors and the Trustee may amend or supplement this Indenture and the Notes (and any Note Guarantee) (and any documents related thereto) with the consent of the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for, Notes), and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture and the Notes (and any Note Guarantees) may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b) Upon the request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 12.03, the Trustee shall join with the Issuer and any Subsidiary Guarantors in the execution of such amended or supplemental indenture unless the Trustee determines that such amended or supplemental indenture directly and adversely affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(e) Without the consent of each affected Holder, no amendment, supplement or waiver under this Section 9.02 may (with respect to any Notes held by a non-consenting Holder):

(1) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Section 4.15 and other than provisions specifying the notice periods for effecting a redemption);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment Default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Section 4.15);

(8) release any Subsidiary Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9) impair the contractual right of any Holder of the Notes to receive payment of principal of, or interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(10) expressly subordinate the ranking as to contractual right of payment of any such Note (or any Note Guarantee); or

(11) make any change to this Article 9.

(f) A consent to any amendment, supplement or waiver of this Indenture, the Notes or any Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes shall not be rendered invalid by such tender.

Section 9.03 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver that is effective in accordance with this Indenture thereafter binds every Holder.

(b) The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.04 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.04 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect (in the Trustee’s determination) the rights, duties, liabilities, indemnities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall receive and shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.03, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Subsidiary Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

ARTICLE 10

NOTE GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each Subsidiary Guarantor hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and Agents and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders, the Trustee or any Agent hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, any Subsidiary Guarantors shall be jointly and severally obligated to pay or perform the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c) Each of the Subsidiary Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee, any Agent or any Holder in enforcing any rights under this Section 10.01.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors or any custodian, Trustee, liquidator or other similar official acting in relation to the Issuer or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, any Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee.

(f) Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by any Subsidiary Guarantor in respect of a Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(i) All Subsidiary Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, the economic consequences resulting from the performance of their respective obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by any Subsidiary Guarantor (a “Funding Guarantor”) under its Note Guarantee such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under their respective Note Guarantees in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Note Guarantee that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance or financial assistance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state or foreign law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 10.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1)

the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Note Guarantee (including in respect of this Section 10.01), minus (2) the aggregate amount of all payments received on or before such date by such Subsidiary Guarantor from the other Contributing Guarantors as contributions under this Section 10.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Contributing Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.01(i). For the avoidance of doubt, nothing in this Section 10.01(i) shall limit or impair, by implication or otherwise, any Subsidiary Guarantor’s obligations under its Note Guarantee.

Section 10.02 Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of a Subsidiary Guarantor not constitute a fraudulent conveyance, a fraudulent transfer or financial assistance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of any Subsidiary Guarantor shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 10.03 Execution and Delivery.

(a) To evidence its Note Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer, director, general manager or person holding an equivalent title.

(b) Each Subsidiary Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c) If the person whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Note, the Note Guarantees shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

(e) If required by Section 4.16, the Issuer shall cause any Restricted Subsidiary that is not then a Subsidiary Guarantor to comply with the provisions of Section 4.16 and this Article 10, to the extent applicable.

Section 10.04 Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05 Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06 Release of Note Guarantees.

(a) The Note Guarantee of any Subsidiary Guarantor shall be automatically and unconditionally released and discharged:

(1) if both (A) that Subsidiary Guarantor is released and discharged in full from its Guarantee of or obligations under the Guarantor Obligation Debt that resulted in the obligation of such Subsidiary Guarantor to guarantee the Notes and (B) such Subsidiary Guarantor would not then otherwise be required to provide a Note Guarantee under this Indenture;

(2) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger, consolidation or amalgamation) to a Person that is not, after giving effect to such transaction and any concurrent transactions, a Restricted Subsidiary, if, after giving effect to such transaction and any concurrent transactions, such Subsidiary is no longer a Guarantor of, or obligor or borrower under, any Guarantor Obligation Debt;

(3) in connection with any sale or other disposition of the Capital Stock of that Subsidiary Guarantor (or a parent entity of that Subsidiary Guarantor) after which such Subsidiary Guarantor is no longer a Restricted Subsidiary, if the sale or other disposition does not breach Section 5.01; provided that after giving effect to such transaction, such Subsidiary is no longer a Guarantor of, or obligor or borrower under, any Guarantor Obligation Debt;

(4) if the Issuer designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(5) upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture as provided in Article 8 or Article 11;

(6) in connection with the dissolution of such Subsidiary Guarantor under applicable law;

(7) by any amendment made in compliance with Article 9 that purports to effect such release and discharge;

(8) upon delivery of a Suspension Event Notice pursuant to a Suspension Event; or

(9) in connection with the dissolution or liquidation of that Subsidiary Guarantor following the sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor in a manner that did not breach any applicable covenant under this Indenture; or

(10) in the case of a Subsidiary Guarantor that is not a Guarantor of, or obligor or borrower under, any Guarantor Obligation Debt, upon written notice from the Issuer to the Trustee if such Subsidiary Guarantor would not then otherwise be required to provide a Note Guarantee under this Indenture.

(b) At the written request of the Issuer, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee. The Issuer shall provide prompt notice to the Trustee of any release of a Note Guarantee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

(a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes when (1) either:

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for which payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivering of a notice of redemption or otherwise or shall become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars or non-callable Government Securities, or a combination thereof, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption (for the avoidance of doubt, in the case of a discharge that occurs in connection with a redemption that is to occur on a Redemption Date pursuant to Section 3.07(a), the amount to be deposited shall be the amount that, as of the date of such deposit, is reasonably deemed sufficient to make the redemption payment on the Redemption Date, in the good-faith determination of Senior Management of the Issuer and as evidenced by an Officers’ Certificate delivered to the Trustee, with any deficit in such redemption payment required to be deposited with the Trustee on or prior to the Redemption Date);

(3) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (or the deposit for other Indebtedness that is concurrently being defeased or discharged) and the incurrence of any Lien in respect thereof) and the deposit will not result in a breach of, or constitute a default under, any other instrument to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound;

(4) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(5) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

(b) In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the Trustee, in each case stating that all conditions precedent to satisfaction and discharge have been satisfied. If money and/or Government Securities shall have been deposited with the Trustee pursuant to Section 11.01(a)(2), then, notwithstanding the satisfaction and discharge of this Indenture, Section 11.02 and Section 8.06 shall survive.

Section 11.02 Application of Trust Money.

(a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) (which the Trustee shall not be obligated to reinvest) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Subsidiary Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Subsidiary Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash held in U.S. dollars or U.S. dollar-denominated Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Notices.

(a) Any notice or communication to the Issuer, any Subsidiary Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) sent by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by electronic transmission in PDF format. In each case, the notice or communication shall be addressed as follows:

if to the Issuer or any Subsidiary Guarantor:

Millrose Properties, Inc.

600 Brickell Avenue, Suite 1400

Miami, Florida 33131

Email: rachel.presa@millroseproperties.com

Attention: Rachel Presa

with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

Bank of America Tower

New York, NY 10036

Attention: Dan Fisher; and

Akin Gump Strauss Hauer & Feld LPP

2300 N. Field Street

Suite 1800

Dallas, TX 75201

Attention: Alan L. Laves

if to the Trustee or each Agent:

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Email: citi.cspag.debt@citi.com

Attention: Agency & Trust – Millrose Properties, Inc.

The Issuer, any Subsidiary Guarantor, any Agent or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when sent, if sent by facsimile or electronic transmission (in PDF format); or five days after mailing, if mailed by first-class mail to the address above in Section 12.01(a); provided that any notice or communication delivered to the Trustee or an Agent shall be deemed effective only upon receipt thereof by a Responsible Officer of the Trustee or such Agent.

(c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by electronic delivery pursuant to applicable Depositary procedures as provided in Section 12.01(e) or by such other delivery system as the Trustee deems acceptable and shall be deemed to be sufficiently given if so sent within the time prescribed. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Where this Indenture provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f) The Trustee and each Agent agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission (in PDF format); provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee or such Agent within two Business Days, (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions and (3) receipt of such unsecured facsimile or electronic transmissions is confirmed by a Responsible Officer of the Trustee or such Agent. The Trustee and each Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or such Agent’s reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to the Trustee or an Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by Docusign or Adobe (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. The Issuer agrees to assume all risks arising out of its use of digital signatures and electronic methods to submit communications to the Trustee or an Agent, including without limitation the risk of Trustee or such Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(g) If the Issuer sends a notice or communication to Holders, it shall deliver a copy to each of the Trustee and each Agent at the same time.

Section 12.02 Communication by Holders with Other Holders.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 12.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1) a statement that each Person making such certificate or opinion has read such covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.05 Rules by Trustee and Agents.

The Trustee and Agents may make reasonable rules and set reasonable requirements for their respective functions.

Section 12.06 No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No director, officer, employee, incorporator, stockholder, member or other holder of Equity Interests of the Issuer or any Subsidiary Guarantor, in its capacity as such and without limiting the Note Guarantees, if any, shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, this Indenture, the Note Guarantees, if any, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability that may arise other than pursuant to a Note Guarantee, if any. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.07 Governing Law.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.08 Jurisdiction.

The Issuer and the Subsidiary Guarantors agree that any suit, action or proceeding against the Issuer or any Subsidiary Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture and the Notes (and any Note Guarantees) may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Subsidiary Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture and the Notes (and any Subsidiary Guarantees), including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Subsidiary Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Subsidiary Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Subsidiary Guarantors, as the case may be, are subject by a suit upon such judgment.

Section 12.09 Waiver of Jury Trial.

EACH OF THE ISSUER, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11 Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors and assigns. All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.12 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or .PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .PDF shall be deemed to be their original signatures for all purposes.

Section 12.14 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.16 Payments Due on Non-Business Days.

In any case where any Redemption Date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date or repurchase date, or at the Stated Maturity of the Notes, as applicable; provided that no interest shall accrue for the period from and after such Redemption Date (with respect to the Notes so redeemed), repurchase date (with respect to the Notes so repurchased) or Stated Maturity, as the case may be.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

MILLROSE PROPERTIES, INC.

By:	/s/ Darren Richman
Name: Darren Richman
Title: Chief Executive Officer and President

MILLROSE PROPERTIES SPE LLC

By:	Millrose Properties, Inc., its sole member

By:	/s/ Darren Richman
Name: Darren Richman
Title: Chief Executive Officer and President

CITIBANK, N.A., as Trustee

By:	/s/ Kerri-anne Marshall
Name: Kerri-anne Marshall
Title: Senior Trust Officer

[Signature Page to the Indenture]

APPENDIX A

PROVISIONS RELATING TO

INITIAL NOTES AND ADDITIONAL NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems clearance system or any successor securities clearing agency.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Automatic Exchange”	2.3(e)
“Automatic Exchange Date”	2.3(e)
“Automatic Exchange Notice”	2.3(e)
“Automatic Exchange Notice Date”	2.3(e)
“Definitive Notes Legend”	2.3(d)
“Global Note”	2.1(b)
“Global Notes Legend”	2.3(d)
“OID Legend”	2.3(d)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Global Note”	2.3(e)
“Restricted Notes Legend”	2.3(d)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Appendix A-1

Section 2.1 Form and Dating

(a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer to the Initial Purchasers and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”).

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered A-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered S-1 upward (collectively, the “Regulation S Global Note”) in the case of the Initial Notes, in each case without interest coupons and bearing the applicable Global Notes Legend and applicable Restricted Notes Legend, which shall be duly executed by the Issuer, authenticated by the Trustee, and registered in the name of the Depositary or a nominee of such Depositary, deposited on behalf of the purchasers of such Notes represented thereby with the applicable Custodian or Depositary, in each case in accordance with the Indenture. The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Depositary, in accordance with instructions given by the Holder thereof as required by of the Indenture and Section 2.3(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Notes.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 of this Appendix A, and pursuant to an Authentication Order of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by such Depositary or by the Custodian, or under such Global Note, and such Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.3 or Section 2.4 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2 Authentication Order. The Trustee shall authenticate and make available for delivery upon receipt of an Authentication Order, Opinion of Counsel and Officers’ Certificate from the Issuer (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $750,000,000, (b) subject to the terms of the Indenture, Additional Notes, and (c) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with the Indenture. Such Authentication Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Unrestricted Global Notes.

Appendix A-2

Section 2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Notes in definitive form are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to Section 2.3(b) of this Appendix A or pursuant to clause (A), (B) or (C) of this Section 2.3(a)(2), and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with (i) Rule 144A, (ii) Regulation S, (iii) Rule 144 under the Securities Act or (iv) in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Issuer or the Trustee so requests in connection with transfers described in the immediately preceding clauses (ii), (iii) or (iv), an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the applicable legend set forth in Section 2.3(d)(i) of this Appendix A.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i) (A) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a Person whom the transferor reasonably believes is a QIB and in accordance with Rule 144A or (2) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act, or (B) such other certification and, in the case of transfers described in clause (A)(2) above, an Opinion of Counsel as the Issuer or the Trustee shall require; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase,

Appendix A-3

the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding, the Issuer may issue and the Trustee shall authenticate, upon receipt of an Authentication Order of the Issuer in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of such Depositary to be credited with a beneficial interest in such Global Note or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note, and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse side of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S, Rule 144 (if available), or another applicable exemption from registration under the Securities Act.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred. If the Issuer or the Trustee so requests in connection with transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, other than a transfer to a beneficial interest in a Rule 144A Global Note, such request for transfer shall be accompanied by an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the applicable legend set forth in Section 2.3(d)(i) of this Appendix A.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 of this Appendix A), a Global Note may not be transferred except as a whole and not in part by the Depositary to a nominee of such Depositary or by a nominee of the Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor of such Depositary or a nominee of such successor Depositary.

(d) Legends.

(i) Except as permitted by this Section 2.3(d) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE

Appendix A-4

SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF APPLICABLE), OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR A SUBSIDIARY OF THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Each Global Note and each Definitive Note issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear the following additional legend (“OID Legend”):

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE ISSUER.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Appendix A-5

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder (A) certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Initial Notes) and (B) provides to the Registrar the additional documents and information required by Section 2.3(a)(2) of this Appendix A.

Notwithstanding the foregoing, the Restricted Notes Legend need not appear on any Additional Note issued under an effective registration statement under the Securities Act.

(e) Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note bearing the Restricted Notes Legend (a “Restricted Global Note”) may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to Notes issued on the Issue Date, the Issue Date or (2) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer shall (i) provide written notice to DTC and the Trustee at least 15 calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with the DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least 15 calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of the Indenture pursuant to which the Automatic Exchange shall occur, (y) the CUSIP or ISIN number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (z) the CUSIP or ISIN number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer and accompanied by an appropriate Authentication Order, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged into such Unrestricted Global Notes. At the Issuer’s written request on no less than 5 calendar days’ notice prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Issuer’s name and at its expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders; provided that the Issuer has delivered to the Trustee the information required to be included in such Automatic Exchange Notice.

Notwithstanding anything to the contrary in this Section 2.3(e), during the 15 calendar day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.3(e) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to conclusively rely upon, an Officers’ Certificate and Opinion of Counsel to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.3(e), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange.

Appendix A-6

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee, upon receipt of an Authentication Order, shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer and/or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 4.15 and 9.04 of the Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agents or the Registrars may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agents or the Registrars shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(v) The Registrars and the Trustee may request such evidence as may be reasonably requested by them to determine the identity and signatures of the transferor and the transferee.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominees or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any other agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Appendix A-7

(iii) Any purported transfer of such Note, or any interest therein to a purchaser or transferee that does not comply with the requirements specified in this Section 2.3 shall be of no force and effect and shall be null and void ab initio.

Section 2.4 Definitive Notes.

(a) A Global Note deposited with the Depositary or Custodian pursuant to Section 2.1 of this Appendix A may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 of this Appendix A and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act or otherwise ceases to be eligible as a depositary and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) the Issuer, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture. In addition, any Affiliate of the Issuer or any Subsidiary Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Issuer or the Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and upon receipt of an Authentication Order, the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof, registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(d) of this Appendix A, bear the Restricted Notes Legend.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii) of this Appendix A, the Issuer shall within a reasonable period make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Appendix A-8

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

EXHIBIT A-1

CUSIP [  ]

ISIN [   ]

[RULE 144A][REGULATION S][GLOBAL] NOTE

6.250% Senior Notes due 2032

No. [A-__] [S-__]	[$ ]

MILLROSE PROPERTIES, INC.

promises to pay to [CEDE & CO.]1 [  ] or registered assigns the principal sum [$____ (_____ Dollars), as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto]2 [of $ ____ (_____ Dollars)]3 on September 15, 2032.

Interest Payment Dates: March 15 and September 15, commencing March 15, 20264

Record Dates: March 1 and September 1

[1]	Include in Global Notes.
[2]	Include in Global Notes.
[3]	Include in Definitive Notes.
[4]	To be revised for Additional Notes, as applicable.

EXHIBIT A-2

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

MILLROSE PROPERTIES, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

CITIBANK, N.A., as Trustee

By:
Authorized Signatory

Dated: [_________] [__], [__]

EXHIBIT A-3

[Reverse Side of Note]

6.250% Senior Notes due 2032

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Millrose Properties, Inc., a Maryland corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 6.250% per annum from and including September 11, 2025 to but excluding the maturity date. The Issuer shall pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be March 15, 2026.5 The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Citibank, N.A. shall act as Paying Agent and Registrar under the Indenture. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any Restricted Subsidiary may act as Paying Agent (except for purposes of Article 8 of the Indenture) or Registrar.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of September 11, 2025 (as such may be amended and supplemented from time to time, the “Indenture”), among the Issuer, the Subsidiary Guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 6.250% Senior Notes due 2032. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The Notes also may be guaranteed by subsidiaries of the Issuer in limited circumstances set forth in the Indenture. The terms of the Notes include those stated in the Indenture (which for greater certainty includes the right of exchange of the Notes provided in Appendix A to the Indenture, which is an express term of this Note). The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

[5]	To be revised for Additional Notes as applicable.

EXHIBIT A-4

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an offer to purchase, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements, transfer documents and evidence as to the identity and/or signatures of the transferor and transferee in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Additionally, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Subsidiary Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee as set forth in the applicable provisions of the Indenture.

11. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and no reliance may be placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Millrose Properties, Inc.

600 Brickell Avenue, Suite 1400

Miami, Florida 33131

Email: rachel.presa@millroseproperties.com

Attention: Rachel Presa

EXHIBIT A-5

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ____________________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT A-6

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $_____ principal amount of Notes held in (check applicable space) __________________ book-entry or _________________ definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period referred to in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1) ☐	to the Issuer; or

(2) ☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3) ☐	pursuant to an effective registration statement under the Securities Act; or

(4) ☐

to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5) ☐	outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(6) ☐	pursuant to Rule 144 under the Securities Act or another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

EXHIBIT A-7

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT A-8

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, check the box below:

☐ Section 4.15

(Change of Control Offer)

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date: ________________________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT A-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $_______. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT A-10

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [_________] [__], 20[__], among ________________ (the “Guaranteeing Subsidiary”), a subsidiary of Millrose Properties, Inc., a Maryland corporation (the “Issuer”), and Citibank, N.A., as the Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Subsidiary Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 11, 2025, providing for the issuance of an unlimited aggregate principal amount of 6.250% Senior Notes due 2032 (the “Notes”);

WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Subsidiary Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article 10 thereof.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .PDF shall be deemed to be their original signatures for all purposes.

6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

EXHIBIT B-1

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

MILLROSE PROPERTIES, INC.

By:
Name:
Title:

CITIBANK, N.A., as Trustee

By:
Name:
Title:

EXHIBIT B-2